Exhibit 99.1

Vislink Technologies Inc. Names Carleton M. Miller as Chief Executive Officer

HACKETTSTOWN, NJ, January 16, 2020 — The Board of Directors of Vislink Technologies Inc (NASDAQ: VISL) announced today that it has named Carleton M. Miller as the company’s chief executive officer and a member of the Board of Directors, effective January 15, 2020. Miller was previously Co-Founder, CEO, President and Board Member of Blinq Technologies, Inc.

Vislink Technologies Board Chair Sue Swenson said, “I am delighted to welcome Carleton as our new CEO. Carleton is a proven leader and an experienced CEO who has built global technology businesses and is well positioned to lead Vislink’s continued transformation. With more than 25 years in leadership roles in the technology and communications industries, Carleton has demonstrated a strong track record in initiating and leading change, innovating amid a rapidly evolving digital landscape and driving results. Carleton’s industry knowledge, business acumen, integrity, and passion for customers are important qualities considered by our board.”

Roger Branton will remain at Vislink as the company’s Chief Financial Officer and a member of its Board of Directors.

“On behalf of the Board of Directors, I wish to thank Roger for his leadership,” added Swenson. “He has positioned the company to move forward with a stronger balance sheet focused on key areas for growth.”

Carleton Miller said, “I am honored and thrilled by the opportunity to lead a company recognized for high performance and reliability. I look forward to working with the Vislink team and all stakeholders and partners to take Vislink to the next level in exceeding our customers’ expectations.”

About Vislink Technologies, Inc.

Vislink Technologies is a global leader in the development and distribution of advanced communication solutions. Driven by technical excellence that has led the industry for over 50 years, our innovative products and turnkey solutions provide reliable connectivity in the toughest environments across the global live production, military and government sectors. Our solutions include high-definition communication links that reliably capture, transmit and manage live event footage, as well as secure video systems that support mission-critical applications. Vislink Technologies shares are publicly traded on the NASDAQ exchange under the ticker symbol VISL. For more information, visit www.vislink.com.

Note on Forward-looking Statements

This press release may contain projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These statements involve risks and uncertainties, and actual events or results may differ materially. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are the risk that our reduction in operating expenses may impact our ability to meet our business objectives and achieve our revenue targets and may not result in the expected improvement in our profitability, the fact that our future growth depends in part on further penetrating our addressable market and also growing internationally, and we may not be successful in doing so; our dependence on sales of certain products to generate a significant portion of our revenue; the effect of a decrease in the sales or change in sales mix of these products would harm our business; the risks that an economic downturn or economic uncertainty in our key U.S. and international markets may adversely affect demand for our products; difficulty in accurately predicting our future customer demand; the importance of maintaining the value and reputation of our brand; and other factors detailed in our Annual Report on Form 10-K for the year ended December 31, 2018 and our other subsequent filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof or as of the date otherwise stated herein. The Company disclaims any obligation to update these forward-looking statements.

FOR MORE INFORMATION:

Daniel Carpini

941-953-9035

daniel.carpini@vislink.com